Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Malkoski, Steven O. Cordier, Christopher L. Lawlor and Margaret Von der Schmidt, and each of them, severally as attorney-in-fact for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Penford Corporation for the fiscal year ended August 31, 2009, and to file such document and any amendments, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Date

/s/ William E. Buchholz	October 28, 2009

William E. Buchholz, Director

/s/ Jeffrey T. Cook	October 28, 2009

Jeffrey T. Cook, Director

/s/ R. Randolph Devening	October 28, 2009

R. Randolph Devening, Director

/s/ Paul H. Hatfield	October 28, 2009

Paul H. Hatfield, Director

/s/ John C. Hunter III	October 28, 2009

John C. Hunter III, Director

/s/ Sally G. Narodick	October 28, 2009

Sally G. Narodick, Director

/s/ James E. Warjone	October 28, 2009

James E. Warjone, Director